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                                   EXHIBIT 21
                         CATALINA MARKETING CORPORATION
                           SUBSIDIARIES OF REGISTRANT
                                 MARCH 31, 1996

Catalina Marketing Sales Corporation,
  a Delaware corporation

Catalina Marketing Retail Sales Corporation, a Delaware corporation

Catalina Marketing International, Inc.,
  a Delaware corporation

Catalina Marketing Worldwide, Inc.,
  a Delaware corporation

Catalina Electronic Clearing Services, Inc., a Delaware corporation

Catalina Marketing of Mexico, Inc.,
  a Delaware corporation

Catalina Marketing de Mexico, S.A. de C.V., a Mexican corporation

Catalina Marketing of France, Inc.,
  a Delaware corporation

Catalina Marketing de France, S.A.,
  a French corporation

Catalina Marketing U.K., Inc.,
  a Delaware corporation

Catalina Marketing U.K., Ltd.,
  a United Kingdom corporation

Catalina Marketing of Iberia, Inc.,
  a Delaware corporation

Health Resource Publishing Company,
  a Delaware corporation

Reembolsos Promocionales de Mexico, S.A. de C.V.